EXHIBIT 99.1

Occam Networks Announces Record Revenues for Q3 2005

Company Posts Fifth Consecutive Quarter of Record Revenues; Continues to

Add Customers at the Rate of over a Dozen per Quarter

SANTA BARBARA, Calif. – Nov. 8, 2005 – Occam® Networks Inc. (OTCBB: OCCM), a supplier of innovative Ethernet and IP-based loop carrier equipment to telecommunications service providers worldwide, today announced results for the third quarter of 2005, which ended Sep 30, 2005. The company reported revenue for the quarter of $10.7 million, an increase of over 20 percent over the $8.7 million reported for the second quarter of 2005, and a more than 140 percent increase over the $4.4 million reported for the third quarter of 2004. Occam also continued its trend of adding more than a dozen new customers in the quarter.

“We are pleased to have achieved a new revenue record for the quarter, and to have continued our trend of significant quarter over quarter revenue and customer growth.” said Bob Howard-Anderson, president and CEO of Occam Networks. “We believe our business for Q4 is on track to deliver additional revenue increases and continued growth in our customer base.”

Occam’s third quarter gross margins showed improvement over second quarter margins as a result of higher revenue and lower contract manufacturing costs. The company believes that increased revenue and lower manufacturing costs should result in further margin improvement in the fourth quarter and reconfirms its long-term gross margin target of approximately 40 percent.

“We continue to focus on growing revenue and improving gross margins while controlling operating expenses,” said Howard-Anderson. The company reconfirmed its forecast that it will report operating income on a pro-forma, non-GAAP basis close to break even in the fourth quarter (excluding non-cash charges for the amortization of stock option expense). Occam expects that it may continue to report operating losses on a GAAP basis in the fourth quarter (including non-cash charges for the amortization of stock option expense).

OCCAM CONFERENCE CALL SCHEDULED TO REPORT Q3 2005 FINANCIAL RESULTS

Starting at 1:30 p.m. PST on Tuesday, Nov. 8, 2005, Occam Networks will conduct a conference call to report the results for Q3 2005. The call, which will be open to the public, can be accessed by dialing 1-800-351-6801 (for U.S. callers). The pass-code required for participation is 870042, and the call leader is Howard Bailey.

Callers will be put on ‘music hold’ until Bob Howard-Anderson, president and CEO and Howard Bailey, CFO of Occam Networks, join the call. The first portion of the call will include a presentation of financial information for Q3 2005. Mr. Bailey will then open the call to listeners for a question and answer period.

For those unable to listen at the designated time, a recording of the call will be made available on the Occam Networks web site (www.occamnetworks.com) for 72 hours after the call is completed.

OCCAM NETWORKS INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	September 30,	December 31,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$7,431	$4,432
Restricted cash	3,009	2,101
Accounts receivable, net	7,002	5,217
Inventories	2,874	6,611
Prepaid and other current assets	918	794

Total current assets	21,234	19,155
Property and equipment, net	1,865	1,692
Other assets	205	213

Total assets	$23,304	$21,060

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$3,213	$6,277
Accrued expenses	3,223	3,330
Current portion of long-term debt and capital lease obligations	1,234	863

Total current liabilities	7,670	10,470
Long-term debt and capital lease obligations	1,604	2,987

Total liabilities	9,274	13,457
Redeemable preferred stock
Series A-2 convertible preferred stock, $.001 par value, authorized 4,300 shares, 3,560 and 2,224 issued and outstanding at September 30, 2005 and at December 31, 2004, respectively, liquidation preference of $106,800 and $66,723 at September 30, 2005 and December 31, 2004, respectively	34,869	20,993
Series A-2 convertible preferred stock warrant	73	503
Stockholders’ deficit:
Common stock, $0.001 par value, 750,000 shares authorized; 271,852 and 268,570 shares issued and outstanding at September 30, 2005 and December 31, 2004, respectively	272	269
Additional paid-in capital	87,656	87,294
Warrants	559	559
Deferred stock compensation	(136)	(633)
Accumulated deficit	(109,263)	(101,382)

Total stockholders’ deficit	(20,912)	(13,893)

Total liabilities, redeemable preferred stock and stockholders’ deficit	$23,304	$21,060

OCCAM NETWORKS, INC.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	Three months ended
	September 30, 2005	June 30, 2005	September 30, 2004
Sales	$10,663	$8,740	$4,424
Cost of sales	7,709	6,771	3,686

Gross profit (loss)	2,954	1,969	738
Operating expenses:
Research and product development	1,811	1,597	1,750
Sales and marketing	2,543	1,991	1,450
General and administrative	1,363	698	545

Total operating expenses	5,717	4,286	3,745
Loss from operations	(2,763)	(2,317)	(3,007)
Interest expense, net	(46)	(56)	(15)

Non-GAAP Loss before income taxes	(2,809)	(2,373)	(3,022)
Provision for income tax	—	—	—

Non-GAAP net loss	$(2,809)	$(2,373)	$(3,022)
Reconciliation of non-GAAP net loss to GAAP net loss attributable to common stockholders:
Non-GAAP net loss	$(2,809)	$(2,373)	$(3,022)
Non-GAAP exclusions:
Deferred stock-based compensation	158	162	188
Beneficial conversion feature on series A-2 preferred stock and warrants	—	35	131

GAAP net loss attributable to common stockholders	$(2,967)	$(2,570)	$(3,341)

OCCAM NETWORKS, INC.

GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	Three months ended
	September 30, 2005	June 30, 2005	September 30, 2004
Sales	$10,663	$8,740	$4,424
Cost of sales	7,709	6,771	3,686

Gross profit (loss)	2,954	1,969	738
Operating expenses (1):
Research and product development	1,948	1,736	1,910
Sales and marketing	2,562	2,012	1,475
General and administrative	1,365	700	548

Total operating expenses	5,875	4,448	3,933
Loss from operations	(2,921)	(2,479)	(3,195)
Interest expense, net	(46)	(56)	(15)

Loss before income taxes	(2,967)	(2,535)	(3,210)
Provision for income tax	—	—	—

Net loss	(2,967)	(2,535)	(3,210)
Beneficial conversion feature	—	(35)	(131)

Net loss attributable to common stockholders	$(2,967)	$(2,570)	$(3,341)

(1) Amortization of stock-based compensation included in:
Research and product development	$137	$139	$160
Sales and marketing	19	21	25
General and administrative	2	2	3

Total amortization of stock-based compensation	$158	$162	$188

Non-GAAP Disclosure

Certain non-GAAP financial measures are included in this press release. Our GAAP results have been adjusted to exclude stock-based compensation charges associated with the issuance of stock options prior to the Company’s merger in May 2002. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance and our prospects for the future. Specifically, we believe non-GAAP measures can provide useful information to both management and investors by excluding certain non-cash expenses that are not indicative of our core operating results. Further, these non-GAAP financial measures are one of the primary indicators management uses for planning and forecasting future periods. In addition, since we have historically reported non-GAAP measures to the investment community, we believe the inclusion of non-GAAP measures provides consistency in our financial reporting. The presentation of this additional information is not meant to be considered a substitute for financial measures prepared in accordance with generally accepted accounting principles. A reconciliation of GAAP to non-GAAP net loss is included above.

Cautionary Note Concerning Forward Looking Statements

Portions of this press release contain forward looking statements regarding future events, Occam’s future financial performance, and the performance of Occam’s products. In particular, the press release contains forward looking statements about trends in our revenue and operating margins and statements concerning projected customer growth and anticipated reductions in manufacturing cost. These statements involve numerous risks and uncertainties, which could cause actual results or events to differ materially from any future results or events suggested in these forward-looking statements. These risks include, among others, the risk that our revenues will not increase as anticipated if our BLC 6000 product does not achieve market acceptance. In addition, we anticipate that our manufacturing costs will decline as we transition to a new contract manufacturer. Because we have not used this contract manufacturer in the past, we cannot be certain that it will be able to adequately meet all of our manufacturing needs, including our requirements related to product quality, timeliness of delivery, and order volume. Any failure of our new contract manufacturer to perform to our current expectations would have an adverse effect on our future revenues, results of operations, and operating margins. To the extent that we experience any product performance problems, as a result of manufacturing problems or otherwise, it would have an adverse effect on our business, margins, and operating results. Additional risks associated with our business include general market conditions affecting the decisions of communications service providers to purchase Occam’s equipment, changes in service providers’ business models, the rate our customers deploy their networks, our customers’ ability to secure financing, the timing of order and shipments of products, mix of products sold, changes in the prices of components, Occam’s ability to maintain production volumes and secure key components, and Occam’s ability to develop new products. Please refer to Occam’s most recent quarterly report on Form 10-Q, annual report on Form 10-K and other filings Occam makes with the SEC for additional factors that could cause actual results to differ materially from those contained in any forward-looking statements provided today.

About Occam Networks Inc.

Occam Networks Inc. develops and markets innovative Broadband Loop Carrier networking equipment that enable telephone companies to deliver voice, data and video services. Based on Ethernet and Internet Protocol (IP) technologies, Occam’s equipment allows telecommunications service providers to profitably deliver traditional phone services, as well as advanced voice-over-IP, residential and business broadband, and digital television services through a single, all-packet access network. Occam is headquartered in Santa Barbara, Calif. Additional information can be found at www.occamnetworks.com.

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Contact:

Howard Bailey Chief Financial Officer Occam Networks Inc. +1 805.692.2908 hbailey@occamnetworks.com	Spencer Parkinson Connect Public Relations +1 801.373.7888 spencerp@connectpr.com

Occam and Occam BLC 6000 are either registered trademarks or trademarks of Occam Networks Inc. in the United States and/or other countries. All other trademarks mentioned are the property of their respective owners.